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                                                                    Exhibit 21.1

                           Subsidiaries of the Company


     Subsidiary Name                                State of Organization
     ---------------                                ---------------------

     Arbor Associates, Inc.                              Minnesota
     Managed Care Buyer's Group, Inc.                    Minnesota